UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

HireRight Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40982	82-1092072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Centerview Drive, Suite 300	Nashville	Tennessee	37214
(Address of Principal Executive Offices)			(Zip Code)
(615) 320-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In connection with its initial public offering, HireRight Holdings Corporation (the “Company”) entered into a Stockholders Agreement dated October 28, 2021 (the “Stockholders Agreement”) with the GA Stockholder and the Trident Stockholder, each as defined therein1. Pursuant to the Stockholders Agreement, the GA Stockholder is entitled to nominate a certain number of members (each a “GA Stockholder Nominee”) of the Company’s board of directors (the “Board”). Mr. Peter Munzig has heretofore served on the Board as a GA Stockholder Nominee, but the GA Stockholder has elected to designate Mr. Rene Kern as Mr. Munzig’s successor as a GA Stockholder Nominee. Accordingly, Mr. Munzig has resigned from the Board and effective as of the date of this report the Board has appointed Mr. Kern to the Board as a Class III director, and also appointed him to the Board’s compensation committee and its nominating and governance committee, replacing Mr. Munzig in each capacity. Mr. Munzig’s resignation from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, auditors, policies or practices.

Mr. Kern, age 59, currently serves as a Director of Tory Burch, LLC. Mr. Kern also serves as the Vice-Chairman of the Board of Governors of the Joseph H. Lauder Institute at the University of Pennsylvania, is a Member of the Wharton Executive Education board, and serves on the UC Berkeley Foundation Board as chair of the Finance Committee and member of the Executive Committee. Mr. Kern was previously a Managing Director and Advisory Director at General Atlantic (the GA Stockholder referred to above), a global growth equity investment firm, from 1996 to 2021. During his career, he led the firm’s European and Latin American business, as well as its financial services investment activities. He also served on the firm’s Executive Committee, Investment Committee, and Portfolio Committee. Before joining General Atlantic, Mr. Kern was an investment banker at Morgan Stanley and a management consultant at Bain & Company. Mr. Kern earned a BS in business administration from the University of California, Berkeley, and an MBA from the University of Pennsylvania’s Wharton School. Mr. Kern was chosen to serve on the Board because of his substantial financial and business expertise, international investment experience, and experience as a director and advisor of a diverse group of other companies.

Mr. Kern is a senior advisor to General Atlantic and in such capacity is afforded the opportunity to invest in funds managed by General Atlantic on favorable economic terms, but he is not an officer, employee, or partner of, or otherwise affiliated with, General Atlantic. In connection with his appointment to the Board, the Board has determined that Mr. Kern is independent under the relevant standards of the New York Stock Exchange and the Securities and Exchange Commission.

As a non-employee director of the Company, Mr. Kern will participate in the same compensation program as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company's definitive proxy statement on Schedule 14A, filed with the SEC on April 20, 2022. Consistent with General Atlantic’s practice for its GA Stockholder Nominees, Mr. Kern’s non-employee director compensation will be transferred to General Atlantic.

The Company also entered into its standard indemnification agreement for directors and officers with Mr. Kern.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1 The Stockholders Agreement is filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HireRight Holdings Corporation

Date: August 2, 2022	/s/	Thomas M. Spaeth
	Name:	Thomas M. Spaeth
	Title:	Chief Financial Officer